October 16, 2025

United States Securities and Exchange

Commission Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C.

20549

Re: ULIXE CORP (formerly Warpspeed).

Dear Sirs/Madams,

We have read the statements under item 4.01 in the Form 8-K dated October 10, 2025, of Ulixe Corp. to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

Regards,

Yours faithfully,

For: LAO PROFESSIONALS

/s/ Lateef Awojobi FCA

Lateef Awojobi FCA

Managing Partner/CEO